UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	May 3, 2013
Date of earliest event reported:	April 29, 2013
Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fulton Financial Corporation (“Fulton”) held its 2013 Annual Meeting of Shareholders (“Annual Meeting”) on Monday, April 29, 2012 at 10:00 a.m. Eastern Time. At the Annual Meeting, shareholders approved the Amended and Restated Equity and Cash Incentive Compensation Plan (the “Incentive Plan”) summarized below, which was previously approved, subject to shareholder approval, by Fulton's Board of Directors in January 2013. A more detailed summary of the Incentive Plan can be found in Fulton's Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission and mailed to shareholders on March 27, 2013.
The Incentive Plan authorizes grants of equity-based and cash-based awards to Fulton's officers and other eligible participants. The Incentive Plan enables Fulton to grant stock options and stock appreciation rights, make restricted stock and restricted stock unit awards, and make cash-based performance awards to eligible participants. Such awards can have service-based and/or performance-based vesting requirements. Fulton amended and restated its existing 2004 Stock Option and Compensation Plan, which was initially approved by shareholders in 2004, and sought shareholder approval of the Incentive Plan at the Annual Meeting to extend its term, add additional award types and make other amendments as described in the Proxy Statement. As part of the proposal seeking shareholder approval of the Incentive Plan, Fulton sought and obtained shareholder approval of the Incentive Plan for purposes of, and as required by Section 162(m) of the Internal Revenue Code.
This summary of the Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07 - Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, shareholders voted on the four proposals described in the Proxy Statement, which consisted of: (i) the election of eleven (11) director nominees to serve for one-year terms; (ii) a non-binding Say-on-Pay resolution to approve the compensation of the named executive officers; (iii) the approval of the Amended and Restated Equity and Cash Incentive Compensation Plan; and (iv) the ratification of the appointment of KPMG LLP as Fulton's independent auditor for the fiscal year ending December 31, 2013.
All matters voted upon at the Annual Meeting were approved by shareholders, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
Proposal 1 - The election of eleven (11) director nominees to serve for one-year terms.

Number of Votes Cast
Nominee	For	Against	Abstain	Broker Non-Vote
Joe N. Ballard	132,036,875	3,634,430	2,986,104	25,812,524
John M. Bond, Jr.	134,246,829	1,590,551	2,820,029	25,812,524
Craig A. Dally	131,059,974	4,640,096	2,957,339	25,812,524
Denise L. Devine	133,776,663	2,053,926	2,826,820	25,812,524
Patrick J. Freer	131,066,256	4,651,602	2,939,551	25,812,524
George W. Hodges	129,804,767	5,864,983	2,987,659	25,812,524
Albert Morrison III	134,070,412	1,619,555	2,967,442	25,812,524
R. Scott Smith, Jr.	132,580,108	3,128,240	2,949,061	25,812,524
Gary A. Stewart	132,541,604	3,125,961	2,989,844	25,812,524
Ernest J. Waters	134,004,552	1,766,745	2,886,112	25,812,524
E. Philip Wenger	130,884,455	4,509,114	3,263,840	25,812,524

Proposal 2 - A non-binding Say-on-Pay resolution to approve the compensation of the named executive officers.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
126,452,934	8,253,632	3,950,843	25,812,524
Proposal 3 - Approval of the Amended and Restated Equity and Cash Incentive Compensation Plan.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
126,691,807	7,819,152	4,146,450	25,812,524
Proposal 4 - The ratification of the appointment of KPMG LLP as Fulton's independent auditor for the fiscal year ending December 31, 2013.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
158,966,488	2,533,683	2,969,762	—

Item 9.01 - Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
10.1	Fulton's Amended and Restated Equity and Cash Incentive Compensation Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013	FULTON FINANCIAL CORPORATION
By: /s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer